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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): OCTOBER 30, 1998


                            ALLIANCE RESOURCES PLC
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            (Exact name of registrant as specified in its charter)


      ENGLAND AND WALES                   0-27750                  NONE
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 (State or other jurisdiction of        (Commission           (IRS Employer
          incorporation)                    File           Identification No.)
                                           Number)


4200 EAST SKELLY DRIVE, SUITE 1000, TULSA, OKLAHOMA                   74135
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:     44  171  930  9337


                               (NOT APPLICABLE)
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         (Former name or former address, if changed since last report)


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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective October 30, 1998, Alliance Resources PLC ("Alliance" or the "Company"), completed its acquisition of (i) the whole of the issued share capital of Difco Limited ("Difco"), and (ii) through Difco, an undivided 10 percent of the right, title and interest of Burlington Resources (Irish Sea) Limited, in 13 blocks in the East Irish Sea and Liverpool Bay areas off the West Coast of the United Kingdom (the "U.K. Interests") (together, with the acquisition of Difco, the "Acquisitions"). Pursuant to the terms of the Acquisitions, the former shareholders of Difco received an aggregate of 10,000,000 newly created convertible restricted voting shares ("Acquisition Shares") and a contingent right to receive additional ordinary shares ("Shares"), subject to the sales production actually achieved from the U.K. Interests. The Acquisition Shares are entitled to one-half vote per share on all matters in which the Shares are entitled to vote and otherwise will have rights identical to the Shares, except for certain restrictions on transfer.

     In addition to the Acquisition Shares, the holders of Difco capital stock received a contingent right to acquire up to 10,000,000 Shares over the next five years. The number of Shares that are actually issued as a result of this contingent right will depend on the sales production actually achieved from, or the estimated value attributable to, the U.K. Interests, as set out in the table below. The Difco shareholders will receive only 5,000,000 Shares if none of the production targets is achieved, will receive 20,000,000 Shares if all the production targets or reserve values are achieved and will receive a number of Shares within this range if only some of the production targets or reserve valuations are achieved.

     If any Sustained Production Level (as defined below) is achieved, the Difco holders will be entitled to exchange that number of Acquisition Shares, on a one-for-one basis, equal to the number of Shares set forth below corresponding to such Sustained Production Level. Once all Acquisition Shares have been converted, then the Difco shareholders will receive a number of additional Shares which, when aggregated with any Shares issuable on conversion of the Acquisition Shares, equals the number of Shares set forth below corresponding to the Sustained Production Level. "Sustained Production Level" means sales of production attributable to the U.K. Interests for a period of at least 90 consecutive days at rates equal to or in excess of the levels described in the table set out below.

     If the first three Sustained Production Levels set out below are achieved, but the fourth or fifth Sustained Production Levels set out below are not achieved, and the Reserves Value (as defined below) is equal to or in excess of that set out below with respect to such Sustained Production Level which has not been achieved, then additional Shares shall be issued to the Difco holders so that the total number of additional Shares issued to the Difco holders is equal to the amount which would have been issued had the Sustained Production Level been achieved which corresponds to such Reserves Value. "Reserves Value" means the net present value of the following reserves, bearing interest or discounted at the rate of 10%, as applicable, net of U.K. corporate tax, and determined in accordance with generally accepted reservoir engineering standards: (i) the proceeds previously received which are attributable to the total volume of reserves produced and sold from the U.K. Interests from and after January 1, 1998, less the aggregate amount of all capital expenditures and operating costs incurred since January 1, 1998 which are attributable to the U.K. Interests and
(ii) the proceeds estimated to be received attributable to the total volume of hydrocarbon reserves that geological and engineering data demonstrate, with a greater than 50% certainty, as determined by statistical means, to be recoverable from the U.K. Interests in the future from known reservoirs under existing operating conditions based upon the most recent reserve report prepared by Alliance's third-party engineering firm, which report shall be prepared no less often than annually, less the aggregate amount of all capital expenditures and operating costs attributable to such reserves.

Sustained Production     Base Number of Alliance                      Estimated Issuance
--------------------     -----------------------                      ------------------
       Level               Shares to be Issued    Reserves Value (1)        Date (2)
       -----               -------------------    ------------------        --------
8 MMcf/day                            8,000,000          N/A          First Quarter, 2000
12 MMcf/day                           3,000,000          N/A          First Quarter, 2001
16 MMcf/day                           3,000,000          N/A          Second Quarter, 2001
20 MMcf/day                           3,000,000    $ 34.15 million    Third Quarter, 2001
24 MMcf/day                           3,000,000    $ 37.5 million     Not Applicable


(1) These Reserves Values are not comparable to Pre-tax PV10 value or the Standardized Measure of the reserves attributable to the Company's properties or to the U.K. Interests described in other filings by the Company because the calculation of "Reserves Value" is to be made in the manner described in the paragraph preceding this table, which is different than the manner in which the Pre-tax PV10 value and the Standardized Measure are calculated.

(2) The Estimated Issuance Dates are based upon the reserve report prepared by the Company's independent petroleum engineers. There can be no assurances, however, as to the Sustained Production Levels or Reserves Values that will ultimately be attributable to the U.K. Interests.

     If, after five years after the completion of the Difco Acquisition, none of the Sustained Production Levels set out above has been achieved, the Acquisition Shares will automatically convert on that date into 5,000,000 Shares and 5,000,000 deferred shares having nominal value and no voting rights. If by that date more than 5,000,000 but less than all of the Acquisition Shares have converted into Shares, then any remaining Acquisition Shares shall automatically convert into deferred shares. The Company shall be entitled to purchase all such deferred shares for an aggregate consideration of 1p.

     As a result of the issuance of the Acquisition Shares, the former shareholders of Difco have the voting rights equivalent to approximately 8.7% of the outstanding Shares, and upon conversion of the Acquisition Shares and issuance of the contingent ordinary shares, could receive up to 28.3% of the Shares of the Company then outstanding, based upon the production from, or reserves attributable to, the U.K. Interests.

     The Company acquired, through Difco, the U.K. Interests for cash consideration of approximately $17,000,000.

     In connection with the Acquisitions, the Company also entered into agreements providing up to $65,750,000 in debt to the Company. The Company has received this debt financing from two lenders.

     Bank of America Debt. Bank of America National Trust & Savings Association ("BoA"), Alliance's principal lender, increased the Company's previous revolving credit facility from approximately $23 million to $55 million. The revised credit facility will consist of three tranches.

     Tranche A will be a borrowing base facility initially capped at $30 million, of which $18.5 million will initially be available and drawn. The borrowing base capacity of this tranche will be redetermined semi-annually. The interest rate will be either (i) the greater of Bank of America's reference rate and the federal funds rate plus 0.25 percent or (ii) the interbank rate plus 2 percent. While Tranche B is outstanding (see below) 0.5 percent will be added to the interest margin. Principal will be due in equal quarterly installments beginning in the first quarter of 2001 and ending five years after completion of the Acquisitions.

     Tranche B will be a $20 million term loan facility, all of which will initially be available, that will mature in the first quarter of 2001, at which point the outstanding balance will become due and payable. To enable repayment of this tranche, the Directors envisage that the Company will enter into a refinancing of its debt facilities at this time. The interest rate on this tranche will be either (i) Bank of America's reference rate plus 2 percent or
(ii) the interbank rate plus 4 percent, payable quarterly. Interest will increase by 0.5 percent semi-annually after completion of the Acquisitions.

     Tranche C will consist of a $5 million facility, all of which will initially be available and drawn. The interest rate on this tranche will be either (i) Bank of America's reference rate plus 5 percent or (ii) the interbank rate plus 7 percent, payable quarterly. Principal will be due in equal quarterly installments beginning two years after and ending six years after completion of the Acquisitions.

     The Company paid BoA a cash fee of $850,000 and granted BoA warrants to purchase 3,275,000 ordinary shares at a price of 1p per share. In addition, BoA received an overriding royalty interest in the U.K. Interests of 3.0% beginning January 1, 2001. The overriding royalty interest will entitle BoA to receive a payment equal to the specified percentage of the net revenues generated by the U.K. Interests. The overriding royalty interest would have the effect of reducing the Company's revenues from the U.K. Interests. In connection with obtaining the debt financing from BoA, the Company agreed to enter into commodity price risk management contracts on terms that are mutually agreeable to BoA and the Company for a period not less than two years with respect to at least 50% of the Company's estimated proved producing reserves at the date of closing. BoA also required the Company to agree to enter into interest rate risk management contracts providing for a maximum interest rate of 9.0% on the notional amount projected to be outstanding on the revolving credit facility.

     EnCap Debt. The Company issued to affiliates of EnCap Investments, L.C. ("EnCap") debt of $9,750,000, at an interest rate of 10% per year, and 15,000,000 Shares for an aggregate cash consideration of $10,000,000. Interest on the EnCap debt is payable semiannually; principal is payable in full seven years after completing the Acquisitions. For the first three years, the Company has the option of increasing the amount of debt from EnCap in the amount of the interest payments due, in lieu of paying the interest. The EnCap debt is unsecured.

     The Company also issued to EnCap 545,454 Shares in consideration of a fee of $292,500. In addition, EnCap will have the right to designate one member of the Company's board of directors.

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

     The Company also issued to EnCap 545,454 Shares in consideration of a fee of $292,500. In addition, EnCap will have the right to designate one member of the Company's board of directors.

     Pursuant to the terms of the Acquisitions, the former Difco shareholders also have the right to designate one member of the Company's board of directors. Any such designation will be in accordance with the Company's Articles of Association. Once an appointment has been made, the former Difco shareholders will have no further right to appoint any directors of Alliance.

     In addition, pursuant to the terms of the Acquisitions, 615,385 shares were issued to NM Rothschild & Sons Ltd. in settlement of fees of (pounds)200,000, and 115,895 shares were issued to NM Rothschild & Sons (Washington) LC in settlement of a debt of $115,000.

     The Alliance Shares resumed trading on the London Stock Exchange on November 2, 1998, under the symbol "ARS." The consideration paid in the Acquisition and related transactions was determined through arms-length negotiations.

     The Acquisitions and related transactions are intended to increase the potential of the Company as an oil and gas exploration, development and production company.

     The Acquisitions and the related transactions related are described in greater detail in the proxy statements of Alliance dated July 13,1998 and October 7, 1998, which is incorporated by reference into this report.

ITEM 5.  OTHER EVENTS

     In connection with the Acquisitions, with shareholder approval, the Company also effected certain other changes in its Articles of Association, as described below.

     Reduction of Par Value. Prior to the Acquisitions, the Company's Shares had a par value of 40p each. At the Extraordinary General Meeting called to consider the Acquisitions, the shareholders approved, and the Company's Articles of Association were thereafter amended, to reduce the par value of the Shares. This was achieved by sub-dividing each of the Shares into one new ordinary share with a par value of 1p and 39 deferred shares with a par value of 1p each. The resulting ordinary shares, for all practical purposes, have the same rights as those previously attaching to the ordinary shares of 40p each. The deferred shares effectively have no rights, are not represented by certificates issued to shareholders and may be redeemed by the Company by the payment of a total of 1p for all of the deferred shares. Therefore, certificates representing a specific number of existing ordinary shares continue to represent the same number of ordinary shares having the same rights after the change in par value. There was no net change in the total shareholders' equity reflected on the Company's balance sheet as a result of the reduction of par value.

     Creation of Acquisition Shares. As the initial consideration for the Difco Acquisition was paid in the form of 10,000,000 Acquisition Shares of 1p each, shareholders also approved the creation of the Acquisition Shares. These shares have rights identical to the Company's outstanding Shares, except that they have only one-half vote per share and are subject to limited rights of transfer.

     Authorization of the Issuance of Additional Securities. Unlike in the U.S., the Board of Directors of a U.K. company has no general authority to issue shares or other equity securities without first obtaining shareholder approval. Therefore, it is customary for the shareholders to routinely approve resolutions permitting the Board of Directors to issue up to a specified amount of additional securities on such terms as the Board of Directors may determine for a specified period of time after the authorization. At the Extraordinary General Meeting, the shareholders adopted a resolution that permits the Board to allot the Acquisition Shares and additional Shares issuable in accordance with the terms of the revised Difco Acquisition Agreement or upon the exercise of any warrants or loan notes and otherwise, to issue securities having a nominal value up to one-third of the aggregate nominal value of all Shares outstanding or unconditionally allotted and fully paid following completion of the Acquisitions. This authority will expire at the Annual General Meeting of the Company to be held in 2003, except with respect to any securities the Company had agreed to issue before that time.

     Increase of Maximum Borrowing Authority. The Company's Articles of Association limit the Company's ability to borrow money, as is customary for U.K. companies. To permit the Company to obtain the financing necessary to complete the Acquisitions and to have sufficient borrowing authority for foreseeable future corporate purposes, the shareholders approved an increase in the Company's borrowing authority to a multiple of ten (10) times adjusted capital and reserves, which based on the Pro Forma Condensed Combined Balance Sheet as of July 31, 1998, would be approximately $118.0 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Not applicable.

     (B)  PRO FORMA FINANCIAL INFORMATION.

          Pro forma financial information with respect to the transactions described in Item 2 above is included beginning on page 7 of the supplemental proxy statement of the Company dated October 7, 1998, and is incorporated into this filing by reference.

     (C). EXHIBITS

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

     3.1  Articles of Association of the Company as revised October 30, 1998.
     3.2  Memorandum of Association of the Company as revised October 30, 1998.
     10.1 Purchase Agreement dated October 27, 1998, by and between Alliance Resources PLC and EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company Plc.
     10.2 Registration Rights Agreement dated as of October 30, 1998 by and between Alliance Resources PLC, EnCap Equity 1996 Limited Partnership, Energy Capital Investment Company Plc and EnCap Investments, L.C.
     10.3 Third Amended and Restated Credit Agreement dated as of October 27, 1998, among Alliance Resources PLC and certain of its subsidiaries and Bank of America National Trust and Savings Association.
     10.4 Registration Rights Agreement dated as of October 30, 1998 between the Company and LaSalle Street Natural Resources Corporation.
     10.5 Registration Rights Agreement dated as of October 30, 1998, among Alliance Resources PLC and F. Fox Benton and certain members of his family.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ALLIANCE RESOURCES PLC
                                        (Registrant)


Date:     November 16, 1998              By:  /s/John A. Keenan
                                              ---------------------------------
                                              John A. Keenan
                                              Chairman and Managing Director

                               INDEX TO EXHIBITS

EXHIBIT                                                           SEQUENTIALLY
  NO.                              EXHIBIT                        NUMBERED PAGE
-------  -------------------------------------------------------  -------------
  3.1    Articles of Association of the Company as revised
         October 30, 1998
  3.2    Memorandum of Association of the Company as revised
         October 30, 1998.
 10.1 Purchase Agreement dated October 27, 1998, by and between Alliance Resources PLC and EnCap Equity 1996
         Limited Partnership and Energy Capital Investment
         Company Plc.
 10.2    Registration Rights Agreement dated as of October 30,
         1998 by and between Alliance Resources PLC, EnCap
         Equity 1996 Limited Partnership, Energy Capital
         Investment Company Plc and EnCap Investments, L.C.
 10.3    Third Amended and Restated Credit Agreement dated as of
         October 27, 1998, among Alliance Resources PLC and certain of its subsidiaries and Bank of America National
         Trust and Savings Association.
 10.4    Registration Rights Agreement dated as of October 30,
         1998 between the Company and LaSalle Street Natural
         Resources Corporation.
 10.5    Registration Rights Agreement dated as of October 30,
         1998, among Alliance Resources PLC and F. Fox Benton and certain members of his family.